Exhibit 4.1

KYNDRYL HOLDINGS, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of February 20, 2024

to

INDENTURE

Dated as of October 15, 2021

Relating to

$500,000,000 of 6.350% Senior Notes due 2034

TABLE OF CONTENTS

		Page

	Article One

	Definitions and Other Provisions of General Application

Section 1.01.	References	1
Section 1.02.	Definitions	1

	Article Two

	General Terms and Conditions of the Notes

Section 2.01.	Designation and Principal Amount	7
Section 2.02.	Maturity	8
Section 2.03.	Form and Payment	8
Section 2.04.	Interest	9
Section 2.05.	Other Terms and Conditions	9

	Article Three

	Redemption

Section 3.01.	Optional Redemption of the Notes	9

	Article Four

	Additional Covenants

Section 4.01.	Purchase of Notes upon a Change of Control Repurchase Event	11
Section 4.02.	Limitation on Liens	13
Section 4.03.	Limitation on Sale and Leaseback Transactions	15

	Article Five

	Additional Events of Default

Section 5.01.	Additional Events of Default	16

	Article Six

	Miscellaneous

Section 6.01.	Supplemental Indentures Without Consent of Holders	16
Section 6.02.	Application of Second Supplemental Indenture	16

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Section 6.03.	Trust Indenture Act	17
Section 6.04.	Conflict with Base Indenture	17
Section 6.05.	Governing Law	17
Section 6.06.	Successors	17
Section 6.07.	Counterparts	17
Section 6.08.	Trustee Disclaimer	18

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SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of February 20, 2024 (this “Second Supplemental Indenture”), between Kyndryl Holdings, Inc. (the “Company”), a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of October 15, 2021 (as heretofore amended and supplemented, the “Base Indenture” and, together with this Second Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its notes and other evidences of senior debt securities, to be issued in one or more series as therein provided;

WHEREAS, pursuant to the terms of the Base Indenture, on the date hereof, the Company desires to provide for the establishment of a new series of securities to be known as its 6.350% Senior Notes due 2034 (the “Notes”), the form and substance of such notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and herein;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Second Supplemental Indenture have been met; and

WHEREAS, the Company has requested and hereby requests that the Trustee join with it in the execution and delivery of this Second Supplemental Indenture, and all acts and requirements necessary to make this Second Supplemental Indenture a legal, valid and binding agreement of the parties, in accordance with its terms, and a valid supplement to, the Base Indenture with respect to the Notes have been done and performed.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

Article One

Definitions and Other Provisions of General Application

Section 1.01.         References. Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture. References in this Second Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Second Supplemental Indenture unless otherwise specified.

Section 1.02.         Definitions. For purposes of this Second Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Additional Notes” means any additional Notes that may be issued from time to time pursuant to Section 2.01(b).

“Attributable Debt” means, with respect to any Sale and Lease-Back Transaction, at the time of determination, the lesser of: (a) the fair value of the assets subject to such a transaction (as determined in good faith by the Board of Directors); and (b) the present value (discounted at a rate per annum equal to the average interest borne by all Outstanding Notes determined on a weighted-average basis and compounded semi-annually) of the obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the term of the related lease. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such present value shall be the lesser of (i) the present value determined assuming termination upon the first date such lease may be terminated (in which case the present value shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated) or (ii) the present value assuming no such termination.

“Base Indenture” has the meaning provided in the Recitals.

“Change of Control” means the occurrence of any of the following:

(1)            the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of the Company’s Subsidiaries;

(2)            the adoption of a plan relating to the Company’s liquidation or dissolution; or

(3)            the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a person for the purpose of Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of more than 50% of the then-outstanding number of shares of the Company’s Voting Stock, provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of another person and (b) immediately following that transaction, a majority of Voting Stock of such person is held by the direct or indirect holders of the Company’s Voting Stock immediately prior to such transaction and in substantially the same proportion as immediately prior to such transaction.

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“Change of Control Offer” has the meaning provided in Section 4.01(a).

“Change of Control Payment Date” has the meaning provided in Section 4.01(a).

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means the corporation named as the “Company” in the Preamble until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Subsidiary” means, as of the time of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Consolidated Total Assets” means, as of the time of determination, total assets of the Company and its Consolidated Subsidiaries as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q or any amendment thereto pursuant to the Exchange Act filed by the Company prior to the time as of which “Consolidated Total Assets” is being determined or, if the Company is not required to so file, as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with GAAP.

“Depositary” has the meaning provided in Section 2.03(d).

“Fitch” means Fitch Ratings, Inc. and its successors.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“incur” means issue, incur, create, assume, guarantee or otherwise become liable for.

“Indebtedness” means, with respect to any Person, obligations (other than Nonrecourse Obligations) of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

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“Indenture” has the meaning provided in the Recitals.

“Initial Notes” means the aggregate principal amount of Notes issued on the date hereof, as specified on the first paragraph of Section 2.01.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Lien” means any lien, security interest, pledge, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) (A) the acquisition of assets not previously owned by the Company or any of its direct or indirect Subsidiaries, or (B) the financing of a project involving the development or expansion of the Company’s properties or any of its direct or indirect Subsidiaries, in each case as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Company or any of its direct or indirect Subsidiaries or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof) or (2) a receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables or the proceeds thereof).

“Notes” has the meaning provided in the Recitals. For the avoidance of doubt, “Notes” shall include any Additional Notes.

“Par Call Date” means November 20, 2033.

“Permitted Liens” means:

(1)            Liens securing Hedging Obligations designed to protect the Company from fluctuations in interest rates, currencies, equities or the price of commodities and not for speculative purposes;

(2)            Liens in favor of customs and revenue authorities or financial institutions in respect of customs duties in connection with the importation of goods;

(3)            Liens arising by reason of deposits necessary to qualify the Company or any of its Subsidiaries to conduct business, maintain self-insurance or obtain the benefit of, or comply with, any law, including Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

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(4)            Liens of any landlord on fixtures located on premises leased by the Company or any of its Subsidiaries, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the Property involved;

(5)            easements, zoning restrictions, building restrictions, rights-of-way and similar encumbrances or charges on real property imposed by law or arising in the ordinary course of business that are of a nature generally existing with respect to Properties of a similar character;

(6)            Liens in connection with bankers’ acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege Liens and Liens in connection with good faith bids, tenders and deposits;

(7)            Liens arising under consignment or similar arrangements for the sale of goods;

(8)            Liens incurred or pledges or deposits made under workmen’s compensation laws unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or deposits to secure the Company’s public or statutory obligations, or deposits for the payment of rent;

(9)            judgment Liens not giving rise to a default or Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(10)            Liens upon specific items of inventory or other goods and proceeds of any person securing such Person’s obligations in respect of banker’s acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(11)            Liens securing reimbursement obligations with respect to letters of credit in the ordinary course of business that encumber cash, documents and other Property relating to such letters of credit and proceeds thereof;

(12)            Liens in favor of the Company or any of its wholly-owned U.S. Subsidiaries; and

(13)            customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Prospectus Supplement” means that certain final prospectus supplement dated February 15, 2024, related to the offering and sale of the Notes.

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“Rating Agency” means, with respect to the Notes, (1) each of Moody’s, Fitch and S&P; and (2) if any two of Moody’s, Fitch and S&P cease to rate the Notes or fail to make a rating of such Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s, Fitch or S&P, or all of them, as the case may be.

“Ratings Event” means, with respect to the Notes, during the period commencing on the date of the Company’s first public announcement of any Change of Control (or pending Change of Control) (the “Rating Date”) and ending 60 days following consummation of such Change of Control, the rating of the Notes shall be reduced by at least two of the three Rating Agencies and such Notes are rated below Investment Grade by at least two of the three Rating Agencies and are not, within such period, subsequently upgraded by such Rating Agencies to an Investment Grade rating; provided, however, that a Ratings Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or confirm to the Company in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event).

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Second Supplemental Indenture” has the meaning provided in the Preamble.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

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If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning provided in the Preamble.

“U.S. Subsidiary” means any subsidiary that is organized under the laws of the United States or any state thereof or the District of Columbia.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Article Two

General Terms and Conditions of the Notes

Section 2.01.         Designation and Principal Amount.

(a)            There is hereby authorized and designated a new series of securities: the 6.350% Senior Notes due 2034. The Notes may be authenticated and delivered under the Indenture in an unlimited aggregate principal amount. The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $500,000,000. The amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 3.01 of the Base Indenture. The Notes will be senior unsecured obligations of the Company and will rank on the same basis with all of the Company’s other senior unsecured indebtedness from time to time outstanding.

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(b)            In addition, without the consent of the Holders of the Notes, the Company may from time to time, without notice to or the consent of such Holders, create and issue Additional Notes having the same terms as, and ranking equally and ratably with, the Notes (except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such Additional Notes and the first payment of interest following the issue date of such Additional Notes); provided that if such Additional Notes are not fungible with the Notes offered hereby for U.S. federal securities laws or U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. Such Additional Notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the Notes, and will vote together as one class on all matters with respect to the Notes.

Section 2.02.         Maturity.

Unless an earlier redemption has occurred, the principal amount of the Notes shall mature and be due and payable, together with any accrued interest thereon, on February 20, 2034. If the maturity date of the Notes falls on a day that is not a Business Day, payment of principal, premium, if any, and interest for the Notes then due will be paid on the next Business Day. No interest on that payment will accrue from and after the maturity date.

Section 2.03.         Form and Payment.

(a)            The Notes shall be issued as global notes in fully registered book-entry form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)            The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this Second Supplemental Indenture.

(c)            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Second Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(d)            Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to The Depository Trust Company (together with any successor thereto, the “Depositary”).

(e)            The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

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Section 2.04.         Interest.

Interest on the Notes shall accrue at the rate of 6.350% per annum, payable semi-annually in arrears on February 20 and August 20 of each year, beginning on August 20, 2024. Each such interest payment date is referred to as an “Interest Payment Date”.

Interest on the Notes shall be payable to the Holders in whose names the Notes are registered at the close of business on the preceding February 6 and August 6. Interest on the Notes will accrue from and including February 20, 2024, to, but excluding, the first Interest Payment Date and then from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or maturity date, as the case may be. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If any Interest Payment Date or other payment date for the Notes is not a Business Day, then payment of principal, premium, if any, or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest on such payment shall accrue on that payment for the period from and after that Interest Payment Date or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

Section 2.05.         Other Terms and Conditions.

(a)            The Defeasance and Covenant Defeasance provisions of the Article Thirteen of the Base Indenture will apply to the Notes and the covenants set forth in Article Four shall be subject to the provisions of Section 13.03 of the Base Indenture. The provisions of Article Four of the Base Indenture will apply to the Notes.

(b)            The Notes will be subject to the Events of Default provided in Section 5.01 of the Base Indenture, as supplemented by Section 5.01.

(c)            The Trustee will initially be the Security Registrar and Paying Agent for the Notes.

(d)            The Notes will be subject to the covenants provided in Article Ten of the Base Indenture, as supplemented by Article Four.

Article Three

Redemption

Section 3.01.         Optional Redemption of the Notes.

(a)            Subject to Section 6.04, the provisions of Article Eleven of the Base Indenture, as supplemented by the provisions of this Second Supplemental Indenture, shall apply to the Notes.

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(b)            Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)            (A) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (B) interest accrued to the date of redemption, and

(ii)           100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(c)            On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

(d)            The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(e)            On and after any Redemption Date for the Notes, interest will cease to accrue on such Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price and accrued interest, if any. On or before the relevant Redemption Date for the Notes, the Company shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of such Notes to be redeemed on such Redemption Date, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of the Depositary; provided, however, that in no event shall Notes of a principal amount of $2,000 or less be redeemed in part.

(f)            Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with DTC procedures) at least 10 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed. Such notice shall state the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as described above in clause (b) or (c) of this Section 3.01, as applicable, shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the relevant Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

(g)            If the Redemption Date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the applicable Note is registered at the close of business on such interest record date, and no additional interest is payable to holders whose Notes will be subject to redemption by the Company.

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(h)            In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. The principal amount of a Note remaining outstanding after redemption in part will be $2,000 or an integral multiple of $1,000 in excess thereof. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. Except in the case of a global note, a new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), DTC (or such other depositary) will determine the allocation of the redemption price among beneficial owners of such Notes in accordance with DTC’s (or such other depositary’s) applicable procedures.

(i)            Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

(j)            Except as described above, the Notes will not be redeemable by the Company prior to their maturity date and will not be entitled to the benefit of any sinking fund.

(k)            The Company will notify the Trustee of the Redemption Price promptly after the calculation thereof, and the Trustee shall have no responsibility for, or liability in connection with, any calculation or determination in respect of the Redemption Price of any Note (or any component thereof) or determining whether manifest error has occurred with regard to the Company’s actions and determinations in determining the Redemption Price, and shall be entitled to receive, and fully-protected in relying upon, an Officer’s Certificate from the Company that states such Redemption Price.

Article Four

Additional Covenants

Section 4.01.         Purchase of Notes upon a Change of Control Repurchase Event.

(a)            If a Change of Control Repurchase Event occurs with respect to the Notes, unless the Company shall have exercised its right to redeem the Notes as set forth in Section 3.01 of this Second Supplemental Indenture, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 and in integral multiples of $1,000 in excess thereof) of such Holder’s Notes, at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control Repurchase Event with respect to the Notes or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or transactions that constitute or may constitute the Change of Control, the Company shall electronically deliver or mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered or mailed (the “Change of Control Payment Date”). The notice shall, if electronically delivered or mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date specified in the notice.

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(b)            On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)            accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Notes or portions of the Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(c)            The Paying Agent will promptly deliver to each Holder of Notes properly tendered the payment for the Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any such Notes surrendered; provided, that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d)            Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(e)            If Holders of not less than 90% in aggregate principal amount of Outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the applicable Notes upon a Change of Control Repurchase Event and the Company, or any third party making an offer to repurchase such Notes upon a Change of Control Repurchase Event in lieu of the Company pursuant to Section 4.01(d) hereof, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes that remain Outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

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(f)            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of any such conflict.

(g)            The Trustee shall have no responsibility for any calculation or determination in respect of the Change of Control Repurchase Event or repurchase price of any Notes, or any component thereof, and shall be entitled to receive, and fully-protected in relying upon, an Officer’s Certificate from the Company stating that such change of Change of Control Repurchase Event has occurred and specifying such repurchase price.

Section 4.02.         Limitation on Liens.

(a)            The Company shall not incur, nor shall the Company permit any of its wholly-owned U.S. Subsidiaries to incur, any Liens upon any Property of the Company or any of its wholly-owned U.S. Subsidiaries, whether now owned or hereafter created or acquired, in order to secure Indebtedness of the Company or any of its wholly-owned U.S. Subsidiaries, in each case, unless prior to or at the same time, the Notes are equally and ratably secured with (or, at the Company’s option, senior to) such secured Indebtedness until such time as such Indebtedness is no longer secured by such Lien.

(b)            The foregoing restriction, however, will not apply to:

(1)            Liens on Property or Indebtedness existing with respect to any Person at the time such Person becomes the Company’s Subsidiary or a Subsidiary of any of the Company’s Subsidiaries, provided that such Lien was not incurred in anticipation of such Person becoming a Subsidiary;

(2)            Liens on Property or Indebtedness existing at the time of acquisition by the Company or any of the Company’s Subsidiaries or a Subsidiary of any of the Company’s Subsidiaries of such Property or Indebtedness (which may include Property previously leased by the Company or any of the Company’s Subsidiaries and leasehold interests on such Property; provided that the lease terminates prior to or upon the acquisition) or Liens on Property or Indebtedness to secure the payment of all or any part of the purchase price of such Property or Indebtedness, or Liens on Property or Indebtedness to secure any Indebtedness incurred prior to, at the time of, or within 12 months after, the latest of the acquisition of such Property or Indebtedness or, in the case of Property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Property for the purpose of financing all or any part of the purchase price of the Property and related costs and expenses, the construction or the making of the improvements;

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(3)            Liens securing the Company’s Indebtedness or the Indebtedness of any of the Company’s Subsidiaries owing to the Company or any of the Company’s Subsidiaries;

(4)            Liens existing on the date of issuance of the Initial Notes;

(5)            Liens on Property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any of the Company’s Subsidiaries, at the time such Person becomes the Company’s Subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the Properties or assets of a Person to the Company or any of the Company’s Subsidiaries; provided that such Lien was not incurred in anticipation of the merger, consolidation, sale, lease, other disposition or other such transaction;

(6)            Liens created in connection with or to secure a Non-recourse Obligation or a project financed thereby;

(7)            Liens created to secure the Notes;

(8)            Liens imposed by law or arising by operation of law, including, without limitation, landlords’, mailmen’s, suppliers’, vendors’, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, Liens for master’s and crew’s wages and other similar laws, arising in the ordinary course of business, in each case for sums not yet overdue by more than 60 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9)            Liens for taxes, assessments or other governmental charges or levies on Property not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10)            Liens to secure the performance of obligations with respect to statutory or regulatory requirements, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance or return-of-money bonds and other obligations of a like nature;

(11)            Permitted Liens; or

(12)            any extensions, renewals or replacements of any Lien referred to in clauses (1) through (11) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (11) shall not extend to or cover any of the Company’s Property or the Property of any of the Company’s Subsidiaries, as the case may be, other than the Property specified in such clauses and improvements to such Property.

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(c)            Notwithstanding the restrictions set forth in Section 4.02(a), the Company and its wholly-owned U.S. Subsidiaries may incur Indebtedness secured by Liens, which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes, provided that, after giving effect to such Indebtedness, the aggregate amount of all Indebtedness secured by Liens (not including Liens permitted under clauses (1) through (12) of Section 4.02(b) hereof), together with all Attributable Debt outstanding pursuant to Section 4.03(b) hereof, does not exceed 15% of Consolidated Total Assets calculated as of the date of the creation or incurrence of the Lien. The Company and its wholly-owned U.S. Subsidiaries may also, without equally and ratably securing the Notes, create or incur Liens that renew, substitute or replace (including successive renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Section 4.03.         Limitation on Sale and Leaseback Transactions.

(a)            The Company shall not, nor shall the Company permit any of its wholly-owned U.S. Subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(1)            such transaction was entered into prior to the date of issuance of the Initial Notes;

(2)            such transaction was for the sale and leasing back to the Company or any of its wholly-owned U.S. Subsidiaries of any Property by one of the Company’s Subsidiaries;

(3)            such transaction involves a lease for not more than three years (or which may be terminated by the Company or its Subsidiaries within a period of not more than three years);

(4)            the Company would be entitled to incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to Section 4.02(b); or

(5)            the Company applies an amount equal to the net proceeds from the sale of such Property to the purchase of other Property or assets used or useful in the Company’s business or to the retirement of long-term Indebtedness within 12 months before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of long-term Indebtedness, the Company may deliver debt securities (which may include the Notes) to the applicable trustee for cancellation, such debt securities to be credited at the cost thereof to it.

(b)            Notwithstanding the restrictions set forth in Section 4.03(a) hereof, the Company and its wholly-owned U.S. Subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to such transactions (not including Attributable Debt permitted under clauses (1) through (5) of Section 4.03(a) hereof), together with all Indebtedness outstanding pursuant to Section 4.02(c) hereof, does not exceed 15% of Consolidated Total Assets calculated as of the closing date of the sale and leaseback transaction.

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Article Five

Additional Events of Default

Section 5.01.         Additional Events of Default. In addition to the Events of Default set forth in Section 5.01 of the Base Indenture, an “Event of Default” with respect to the Notes occurs if:

(a)            failure by the Company to repurchase the Notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with Section 4.01 hereof; or

(b)            (i) a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness of the Company (other than Indebtedness the Company owes to any of its Subsidiaries) outstanding in an amount in excess of $250 million and continuance of this failure to pay or (ii) a default on any Indebtedness of the Company (other than Indebtedness the Company owes to any of its Subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $250 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (i) or (ii) above, for a period of 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of Outstanding Notes (including any Additional Notes); provided, however, that if any failure, default or acceleration referred to in clause (i) or (ii) above ceases or is cured, waived, rescinded or annulled, then the Event of Default will be deemed cured.

Article Six

Miscellaneous

Section 6.01.         Supplemental Indentures Without Consent of Holders. In addition to Section 9.01 of the Base Indenture, without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, to conform any provision in this Second Supplemental Indenture to the “Description of Notes” in the Prospectus Supplement to the extent that such provision was intended to be a verbatim recitation of a provision in the “Description of Notes” in the Prospectus Supplement.

Section 6.02.         Application of Second Supplemental Indenture.

The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed. This Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

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Section 6.03.         Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act, the imposed duties shall control.

Section 6.04.         Conflict with Base Indenture.

To the extent not expressly amended or modified by this Second Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Second Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Second Supplemental Indenture shall control.

Section 6.05.         Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.06.         Successors.

All agreements of the Company in the Base Indenture, this Second Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Second Supplemental Indenture shall bind its successors.

Section 6.07.         Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. The exchange of copies of this Second Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Second Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

17

Anything in this Second Supplemental Indenture or the Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by this Second Supplemental Indenture, any Notes and any document to be signed in connection with the Second Supplemental Indenture or the Notes (including any Securities, a Trustee’s certificate of authentication and amendments, supplements, waivers, consents and other modifications, Officer’s Certificates, Company Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 6.08.            Trustee Disclaimer.

The Trustee makes no representation as to the validity, adequacy or sufficiency of this Second Supplemental Indenture and the Notes other than as to the validity of the execution and delivery of the Second Supplemental Indenture by the Trustee and the authentication of the Notes by the Trustee. The recitals and statements herein and in the Notes are deemed to be those of the Company and not the Trustee and the Trustee assumes no responsibility for the same and the Trustee does not make any representation with respect to such matters. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Indenture to be duly executed.

KYNDRYL HOLDINGS, INC.

By:	/s/ Josh Gordon
	Name:	Josh Gordon
	Title:	Treasurer and Senior Vice President, Tax

[Kyndryl Holdings, Inc. - Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Michael C. Jenkins
	Name:	Michael C. Jenkins
	Title:	Vice President

[Kyndryl Holdings, Inc. - Signature Page to Second Supplemental Indenture]

Exhibit A

FORM OF GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

KYNDRYL HOLDINGS, INC.
6.350% Senior Notes due 2034

CUSIP No.: 50155Q AN0

No. R-[●]

ISIN No.: US50155QAN07

$[●]
As revised by the
Schedule of Increases or
Decreases attached
hereto

KYNDRYL HOLDINGS, INC., a Delaware corporation (the “Company”), for value received promises to pay to [________________] or registered assigns the principal sum of [●] DOLLARS, as revised by the Schedule of Increases or Decreases attached hereto, on February 20, 2034 (the “Stated Maturity”).

Interest Payment Dates: February 20 and August 20 (each, an “Interest Payment Date”), commencing on August 20, 2024, and upon the Stated Maturity.

Interest Record Dates: February 6 and August 6 (each, a “Regular Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

KYNDRYL HOLDINGS, INC.

By:
	Name:	[ ]
	Title:	[ ]

[Signature Page to Note]

This is one of the Notes designated herein and referred to in the within-mentioned Indenture.

Dated: [●]

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Trustee

By:
	Name:	[ ]
	Title:	[ ]

[Signature Page to Note]

(REVERSE OF NOTE)

KYNDRYL HOLDINGS, INC.
6.350% Senior Notes due 2034

1.              Interest.

Kyndryl Holdings, Inc. (the “Company”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from February 20, 2024. Interest on this Note will be paid to but excluding the relevant Interest Payment Date or on such earlier date as the principal amount shall become due in accordance with the provisions hereof. The Company will pay interest semi-annually in arrears on each Interest Payment Date, beginning on August 20, 2024, and on the Stated Maturity. If any Interest Payment Date, Stated Maturity or other payment date with respect to the Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.

2.              Paying Agent.

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as paying agent. The Company may change any paying agent without notice to the Holders.

3.              Indenture; Defined Terms.

This Note is one of the 6.350% Senior Notes due 2034 (the “Notes”) issued under the Indenture, dated as of October 15, 2021 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as supplemented by the Second Supplemental Indenture, dated as of February 20, 2024, the “Indenture”), by and between the Company and the Trustee, as trustee. This Note is a “Security” and the Notes are “Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4.              Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the sending of a notice of redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

5.              Amendment; Modification; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding affected thereby. The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of a series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing, on behalf of the Holders of all Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without notice to or consent of any Holder, the Indenture also permits the amendment or supplement thereof to, among other things, cure any ambiguity, error, defect or inconsistency, or make any other change that does not adversely affect the interests of the Holders.

6.              Optional Redemption.

The Company may redeem the Notes in whole or in part, at its option, at any time or from time to time prior to maturity on at least 10 days, but not more than 60 days, prior notice electronically delivered or mailed to the registered address of each Holder of the Notes (the “Redemption Date”) pursuant to the following terms:

Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)             (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, and

(ii)            100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

On and after the Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Issuer defaults in the payment of the Redemption Price and accrued interest, if any. On or before the Redemption Date for the Notes, the Company shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of the Depositary; provided, however, that in no event shall Notes of a principal amount of $2,000 or less be redeemed in part.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with DTC procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Such notice shall state, among other things, the Redemption Date, the Redemption Price and the place or places that payment shall be made upon presentation and surrender of Notes to be redeemed. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as set forth in the Indenture, shall be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering or change of control, issuance of indebtedness or other transaction or event. If any redemption is subject to satisfaction of one or more conditions precedent, the notice of redemption in respect thereof shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed. The Company may provide in such notice that payment of the applicable Redemption Price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

If the Redemption Date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the applicable Note is registered at the close of business on such interest record date, and no additional interest is payable to holders whose Notes will be subject to redemption by us.

7.              Offer to Repurchase Upon Change of Control Repurchase Event.

If a Change of Control Repurchase Event occurs with respect to the Notes, unless the Company shall have exercised its right to redeem the Notes, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 and in integral multiples of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in the Second Supplemental Indenture and in the Notes. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control Repurchase Event with respect to the Notes or, at the option of the Company, prior to any Change of Control, but after the public announcement of the transaction or transactions that constitute or may constitute the Change of Control, the Company shall electronically deliver or mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered or mailed (the “Change of Control Payment Date”). The notice shall, if electronically delivered or mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date specified in the notice.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)            accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Notes or portions of the Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes upon a Change of Control Repurchase Event and the Company, or any third party making an offer to repurchase the Notes upon a Change of Control Repurchase Event in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes that remain Outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

8.             Defaults and Remedies.

If an Event of Default with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in aggregate principal amount of the Outstanding Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Notes.

9.              Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on this Note by manual or PDF or other electronically imaged (such as DocuSign or Adobe Sign) signature.

10.            Abbreviations.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

11.           CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

12.            Governing Law.

The laws of the State of New York shall govern the Indenture and this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:	Signature

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Security	Amount of increase in principal amount of this Security	Principal Amount of amount of this Security following such decrease (or increase)	Signature of authorized signatory of Trustee

REPURCHASE EXERCISE NOTICE UPON A CHANGE OF CONTROL

To: Kyndryl Holdings, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Kyndryl Holdings, Inc. (the “Issuer”) as to the occurrence of a Change of Control Repurchase Event with respect to the Issuer and hereby directs the Issuer to pay, or cause the Trustee to pay, _________________ an amount in cash equal to 101% of the aggregate principal amount of the Notes, or the portion thereof (which is $2,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, to be repurchased plus accrued and unpaid interest to, but excluding, the repurchase date, except as provided in the Indenture. The undersigned hereby agrees that the Notes will be repurchased as of the Change of Control Payment Date pursuant to the terms and conditions thereof and the Indenture.

Dated:_________________________________

Signature: ______________________________

Principal amount to be repurchased (at least $2,000 or an integral multiple of $1,000 in excess thereof): _________________________________

Remaining principal amount following such repurchase:

By:
Authorized Signatory